          As filed with the Securities and Exchange Commission on April 17, 2006

Registration No. 333-130889

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4
TO
 FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MOLD GUARD, INC.

(Exact name of Registrant as specified in its charter)

California	1799	74-3077656
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30200 Rancho Viejo Road
Suite G
San Juan Capistrano, California 92675
(949) 240-5144
(949) 240-6144 Facsimile

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Thomas Blakeley
Chief Executive Officer
American Mold Guard, Inc.
30200 Rancho Viejo Road
Suite G
San Juan Capistrano, California 92675
(949) 240-5144
(949) 240-6144 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel J. Goldschmidt, Esq.	Debra K. Weiner, Esq.
Morse, Zelnick, Rose & Lander LLP	Wickersham & Murphy, P.C.
405 Park Avenue	430 Cambridge Avenue
Suite 1401	Suite 100
New York, New York 10022	Palo Alto, California 94306
(212) 838-8269	(650) 323-6400
(212) 838-9190 Facsimile	(650) 323-1108 Facsimile

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

American Mold Guard, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form SB-2 (file no. 333-130889) for the purpose of filing with the Securities and Exchange Commission an exhibit to the Registration Statement. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly, such Prospectus has not been included herein.

Item 27. Exhibits

Exhibit No.		Description

1		Form of Underwriting Agreement**
3.1		Articles of Incorporation, as amended**
3.2		Amended and Restated Bylaws**
4.1		Specimen stock certificate**
4.2		Form of warrant agreement, including form of Class A and Class B warrants**
4.3		Specimen unit certificate**
4.4		Revised form of representative’s warrant**
5.1		Form of opinion of Morse, Zelnick, Rose & Lander, LLP
10.1		American Mold Guard, Inc. Amended and Restated Equity Incentive Plan
10.2		Annual Reward Plan**
10.3		Employment Agreement - Tom Blakeley**
10.4		Employment Agreement - Mark Davidson**
10.5		Severance Agreement and Mutual General Release with Brad Barnes**
10.6		Joint Marketing Cooperative Endeavor Agreement with Gulf Coast Mold Guard, LLC**
10.7	(a)	Director Nominee Consent – Michael A. Katz**
	(b)	Director Nominee Consent – Thomas C. Donnelly**
	(c)	Director Nominee Consent – James Crofton**
	(d)	Director Nominee Consent – Frank Brandenberg**
10.8		Form of Indemnification Agreement for Directors and Officers**
21		Subsidiary schedule**
23.1		Consent of Haskell & White LLP**
23.2		Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24		Power of Attorney (included in signature page)**

**	Previously filed.

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SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Juan Capistrano, State of California on April 17, 2006.

AMERICAN MOLD GUARD, INC.

By:	/s/ THOMAS BLAKELEY

Thomas Blakeley, Chief Executive Officer

          In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

	Signature	Title	Date

	/s/ THOMAS BLAKELEY	Chief Executive Officer and Chairman of the
		Board of Directors (Principal Executive Officer)	April 17, 2006
Thomas Blakeley

	/s/ MARK DAVIDSON	Chief Financial Officer
		(Principal Financial and Accounting Officer)	April 17, 2006
Mark Davidson

	/s/ BRAD BARNES*	Director	April 17, 2006

Brad Barnes

	/s/ JOHN W. MARTIN*	Director	April 17, 2006

John W. Martin

* By:	THOMAS BLAKELEY

Thomas Blakeley,
Attorney-in-fact

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